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                                                                  EXHIBIT 10-C-6



                             CONEXANT SYSTEMS, INC.

                           UNANIMOUS WRITTEN CONSENT
                                       OF
                               BOARD OF DIRECTORS


        The undersigned, being all the members of the Board of Directors of Conexant Systems, Inc., a Delaware corporation (the "Company"), do hereby consent in writing, pursuant to Section 141(f) of the Delaware General Corporation Law and the Company's By-Laws, to the taking of the action embodied in the following resolutions, effective as of July 2, 1999 and do further hereby direct the Secretary of the Company to file this Consent with the minutes of the proceedings of the Board of Directors:

ACCELERATION OF RESTRICTED STOCK GRANTS

            WHEREAS, this Board of Directors at a special meeting held on June 30, 1999 reviewed the performance of the Company for fiscal year 1999 to date and concurred that based on such performance, it is in the best interests of the Company and its shareowners to accelerate the earning of all shares of restricted stock of the Company issued to employees or new hires under the Company's 1999 Long-Term Incentives Plan (the "Plan") pursuant to the Company's Horizons, ICP, Key Contributor, and MBO programs for fiscal year 1999, subject to the satisfaction of certain conditions set forth below; and

            WHEREAS, the directors acknowledge that D.W. Decker has a financial interest in the actions effected by this Consent as to certain shares of restricted stock granted to him under the Plan and that Mr. Decker is executing this Consent insofar as it pertains to his shares of restricted stock only because Section 141(f) of the Delaware General Corporation Law and the Company's By-Laws require that action by written consent be taken by all directors of the Company;

            NOW, THEREFORE, BE IT RESOLVED, that in accordance with Section 7 of the Plan, each outstanding award of restricted stock granted to employees of the Company under the Plan pursuant to the Company's Horizons, ICP, Key Contributor, and MBO programs for fiscal 1999 (and expressly excluding awards of restricted stock outside of such programs, such as special awards for purposes of employee retention and other special awards outside of such programs) be, and it hereby is, amended such that the Restricted Shares (as defined in the award agreement relating thereto) shall be deemed to have been earned on the earlier of (a) October 1, 1999; (b) such employee's death or Disability; or (c) a Change of Control (as such capitalized terms are defined in the Plan); provided, however, that the forfeiture provisions of each such award agreement will continue to apply; and, provided, further, that as determined by this Board of Directors or by the committee of this Board, established pursuant to the next following resolution, the following objectives shall have been met for the third and fourth fiscal quarters:

            (i)    the Company shall have maintained its key customer
      relations; and
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          (ii)  during each of the three month periods ended July 2, 1999 and
                October 1, 1999, the Company's revenues shall have equaled or exceeded revenues in each of the preceding three-month periods; and further

          (iii) during each of the three month periods ended July 2, 1999 and October 1, 1999, the Company's profitability shall have exceeded the profitability in each of the preceding three month periods;

          RESOLVED, that pursuant to Article IV, Section 1 of the Company's By-Laws and Section 141 of the Delaware General Corporation Law, D.W. Decker and D.R. Beall be, and they hereby are, appointed as a committee of the Board of Directors (the "Committee") with full authority and power, pursuant to the Plan, to determine on or before October 1, 1999 whether the conditions set forth in the second proviso of the immediately preceding resolution have been substantially satisfied for purposes of the effectiveness of the amendment of outstanding awards of Restricted Shares set forth therein; provided, however, that the Committee shall report such determination made pursuant to this resolution to the Board of Directors at its first meeting following such determination, and further

          RESOLVED, that the officers and the Assistant Secretaries of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to take or cause to be taken such other actions as any of them may deem appropriate to carry out the purpose and intent of the foregoing resolutions.

     This Unanimous Written Consent may be executed in several counterparts with the same effect as if the signatures were shown on one document.


Dated: July 2, 1999


/s/ D. R. BEALL                          /s/ R. M. BRESSLER
-----------------------------------      -----------------------------------
    D. R. Beall                              R. M. Bressler



/s/ F. C. FARRILL                        /s/ J. L. STEAD
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    F. C. Farrill                            J. L. Stead



/s/ D. W. DECKER
-----------------------------------
    D. W. Decker


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